NEWS RELEASE	Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION

REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

HARRISBURG, PA, October 18, 2018 / PRNEWSWIRE / Riverview Financial Corporation (“Riverview”) (NASDAQ: RIVE), today reported unaudited financial results at and for the three and nine months ended September 30, 2018. Riverview, which completed a merger with CBT Financial Corp. (“CBT”) on October 1, 2017, reported net income of $2.8 million, or $0.30 per basic and diluted weighted average common share, for the third quarter of 2018, compared to net income of $401 thousand, or $0.08 per basic and diluted weighted average common share, for the comparable period of 2017.

For the nine months ended September 30, 2018, Riverview reported net income of $8.4 million, or $0.92 per basic and diluted weighted average common share, compared to net income of $13 thousand, or $0.03 per basic and diluted weighted average common share, for the same period last year. The results for the first nine months ended September 30, 2018 include pre-tax merger related costs of $504 thousand. The earnings increase was primarily a result of the inclusion of the results of operations for both Riverview and CBT for the nine months ended September 30, 2018, compared to Riverview on a standalone basis for the same period last year. The year over year improvement was also a function of the recognition of higher loan interest income from achieving significant organic loan growth in 2017, excluding acquired loans from the merger, and the recognition of net accretion income on acquired assets and assumed liabilities.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•	Riverview’s common stock began actively trading on the Global Market of the Nasdaq Stock Market LLC on August 14, 2018.

•	Market capitalization amounted to $123.9 million at September 30, 2018.

•

Annualized return on average assets, return on average stockholders’ equity and return on average tangible stockholders’ equity were 0.96%, 9.89% and 13.29%, respectively, for the third quarter of 2018.

•	Tangible book value per share improved $0.67 or 7.9% to $9.17 at the end of the third quarter of 2018 compared to $8.50 at year-end 2017.

•	Tax-equivalent net interest margin improved to 4.15% in the third quarter of 2018 compared to 3.57% for the same period last year.

•

For the quarter ended September 30, noninterest income totaled $2,054 thousand in 2018, an increase of $1,219 thousand from $835 thousand in 2017. For the nine months ended September 30, noninterest income increased to $6,540 thousand in 2018 compared to $2,416 thousand in 2017.

•

Continued strength in asset quality as nonperforming assets as a percentage of loans, net and other real estate owned was 0.91% in the third quarter of 2018 which remained relatively unchanged over the past four quarters.

•	Riverview incurred a non-recurring expense of $375 thousand in the third quarter of 2018 associated with a separation agreement of a contract employee.

“We are pleased to report continued stability in linked quarter earning results during the third quarter. On August 14, 2018, our Company’s common stock began trading on the Nasdaq Stock Market LLC. We are excited to be afforded the opportunity to list on the Nasdaq Global Market as it will provide many advantages including increased liquidity for existing shareholders, potential broadening of our shareholder base by attracting new retail investors and increasing the appeal of our Company stock to institutional investors. As a result of the significant inorganic and organic growth achieved from the beginning of the first quarter of 2017, we felt the need to provide a higher level of exposure for our common stock by listing on the exchange with the most companies representing the highest daily trading volume of all stock exchanges worldwide.” said Kirk D. Fox, Chief Executive Officer.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three and nine months ended September 30 were $11.0 million and $32.9 million in 2018 compared to $5.5 million and $15.0 million in 2017. The increase in tax-equivalent net interest income was primarily attributable to the growth in average earning assets from the merger and organic loan growth coupled with an improvement in the tax equivalent net interest margin. For the three months ended September 30, the tax-equivalent net interest margin increased to 4.15% in 2018 from 3.57% in 2017. The loan portfolio yield on a tax-equivalent basis improved to 5.24% in the third quarter of 2018 compared to 4.38% for the same period last year. The cost of funds increased 20 basis points comparing the third quarter of 2018 and 2017. Average earning asset growth outpaced that of average interest-bearing liabilities by $100.6 million comparing the three months ended September 30, 2018 and 2017.

For the nine months ended September 30, the tax-equivalent net interest margin was 4.16% in 2018 compared to 3.58% in 2017. The tax-equivalent net interest margin excluding purchase accounting adjustments would have been 3.64% in the nine months ended September 30, 2018. The tax-equivalent yield on earnings assets was 4.88% and the cost of funds was 0.88% in 2018. The tax-equivalent yield on the loan portfolio increased to 5.19% in 2018 compared to 4.35% in 2017. The tax-equivalent yield on the loan portfolio would have been 4.65% in the nine months of 2018 excluding loan accretion of $3.8 million included in loan interest income related to acquired loans. For the nine months ended September 30, investments yielded 2.79% on a tax-equivalent basis in 2018 compared to 3.42% for the same period last year. The cost of deposits increased 19 basis points to 0.80% in 2018 from 0.61% in 2017. The cost of interest bearing liabilities increased to 0.88% in 2018 from 0.69% in 2017. The growth in average earning assets outpaced that of average interest-bearing liabilities by $93.4 million comparing the nine months of 2018 and 2017. Loans, net averaged $935.3 million in 2018 and $478.0 million in 2017. Average investments totaled $92.2 million in 2018 and $71.3 million in 2017. Average interest-bearing liabilities increased to $875.6 million in 2018 from $472.8 million in 2017.

For the quarter ended September 30, the provision for loan losses was $225 thousand in 2018 compared to $610 thousand for the same period in 2017. The provision for loan losses totaled $615 thousand for the nine months ended September 30, 2018, compared to $1,734 thousand in 2017. The decrease in the provision for loan losses in 2018 was primarily influenced by a decrease in the net volume of loans originated in the first nine months of 2018 versus 2017, coupled with continuing solid results and positive trends in asset quality.

For the quarter ended September 30, noninterest income totaled $2,054 thousand in 2018, an increase of $1,219 thousand from $835 thousand in 2017. The increase in noninterest income for the quarter was due primarily to increases in services charges, fees and commissions of $997 thousand, trust income of $195 thousand, and bank owned life insurance investment income of $87 thousand. For the nine months ended September 30, noninterest income increased to $6,540 thousand in 2018 compared to $2,416 thousand in 2017. Wealth management income decreased $59 thousand comparing the first nine months of 2018 and 2017 due to the dissolution of a business acquired in 2016. Service charges and fees, and commissions and trust income improved $3,247 thousand and $579 thousand, respectively, comparing the nine months of 2018 and 2017. Mortgage banking income in the three quarters of 2018 improved to $527 thousand compared to $434 thousand in 2017. Income from bank owned life insurance increased to $584 thousand in the nine months of 2018 compared to $254 thousand for the comparable period in 2017.

Noninterest expense increased $4,174 thousand to $9,341 thousand for the three months ended September 30, 2018, from $5,167 thousand for the same period last year. The increase in noninterest expense for the quarter was due primarily to increases in salaries and employee benefits expense of $2,104 thousand and other expenses of $1,491 thousand. The increases were primarily attributable to the merger with CBT due to increased operating costs of the larger company. For the nine months ended September 30, noninterest expense increased to $28,285 thousand in 2018 compared to $15,371 thousand in 2017. The majority of this increase relates to salaries and employee benefit expense, which was a result of the merger with CBT and related costs. Additions to facilities as a result of the CBT merger along with offices to support the lending teams were primarily responsible for the $1,247 thousand increase in occupancy and equipment costs. The majority of the $4,394 thousand increase in other expenses comparing the nine months of 2018 and 2017 was a result of the business combination with CBT.

BALANCE SHEET REVIEW

Total assets, loans, net and deposits totaled $1.2 billion, $915.5 million, and $1.0 billion, respectively, at September 30, 2018. For the three months ended September 30, 2018, total assets and deposits increased $4.9 million and $3.1 million, respectively, while loans, net decreased $24.4 million. Year to date loans, net, decreased $40.5 million comparing the end of the third quarter of 2018 to year end 2017. All major categories of loans declined in 2018. Business lending, including commercial and commercial real estate loans decreased $25.2 million while retail lending, including residential mortgages and consumer loans decreased $15.3 million during the nine months ended September 30, 2018. Loan originations in the first nine months of 2018 represented a more moderate pace as compared to the same period of 2017. The reduction in loan growth was a result of management’s decision to focus on improving margins on loan originations and maintaining strong underwriting standards. Total investments were $97.1 million at September 30, 2018, compared to $93.2 million at December 31, 2017. Total deposits decreased $5.7 million in the nine months of 2018. Noninterest-bearing deposits increased $6.5 million, while interest-bearing deposits decreased $12.2 million. As a percentage of total deposits, noninterest-bearing deposits amounted to 15.9% at September 30, 2018 and 15.2% at December 31, 2017.

Stockholders’ equity totaled $112.0 million or $12.30 per share at September 30, 2018, $110.5 million or $12.15 per share at June 30, 2018, and $106.3 million or $11.72 per common share at December 31, 2017. The increase in equity in the nine months ended September 30, 2018 was a result primarily of net income of $8.4 million offset partially by an increase of $1.2 million in the accumulated other comprehensive loss and dividends declared of $1.8 million. Tangible stockholders’ equity per common share increased to $9.17 at September 30, 2018, compared to $8.99 at June 30, 2018 and $8.50 at December 31, 2017. Dividends declared for the third quarter of 2018 amounted to $0.10 per share representing a dividend payout ratio of 32.6%.

ASSET QUALITY REVIEW

Nonperforming assets were $8.3 million, or 0.91% of loans, net and foreclosed assets at September 30, 2018 compared to $8.4 million or 0.89% at June 30, 2018 and $8.2 million, or 0.85% at December 31, 2017. This asset quality ratio remains significantly improved from 1.26%, at September 30, 2017. Adjusting for accruing restructured loans, nonperforming assets were $3.7 million, or 0.40% of loans, net and foreclosed assets at September 30, 2018, $3.7 million or 0.39% at June 30, 2018 and $2.7 million, or 0.28%, at December 31, 2017. The allowance for loan losses equaled $6.5 million, or 0.71% of loans, net at September 30, 2018, compared to $6.4 million or 0.68% at June 30 2018 and $6.3 million, or 0.66% at December 31, 2017. Adding purchase accounting adjustments for credit deterioration on acquired loans to the allowance for loan losses would result in a ratio of 1.71% as a percentage of loans, net at September 30, 2018. The coverage ratio, allowance for loan losses as a percentage of nonperforming assets, was 77.5% at September 30, 2018. Excluding accruing restructured loans, the coverage ratio would be 175.7% at September 30, 2018. Loans charged-off, net of recoveries, for the three and nine months ended September 30, 2018, equaled $154 thousand and $449 thousand, compared to $40 thousand and $62 thousand for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public, businesses and not-for-profit organizations. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the Nasdaq Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and adjusted net income ratios. The reported results for the three and nine months ended September 30, 2018 and 2017, contain items which Riverview considers non-adjusted, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017
Key performance data:

Per common share data:
Net income (loss)	$0.30	$0.31	$0.31	$(0.55)	$0.08
Adjusted net income (1)	$0.31	$0.31	$0.35	$0.13	$0.09
Cash dividends declared	$0.10	$0.10	$0.00	$0.14	$0.14
Book value	$12.30	$12.15	$11.93	$11.72	$11.73
Tangible book value (1)	$9.17	$8.99	$8.75	$8.50	$10.47
Market value:
High	$14.40	$12.75	$13.85	$13.65	$13.50
Low	$12.56	$11.85	$12.31	$12.95	$12.15
Closing	$13.60	$12.65	$12.31	$13.15	$13.20
Market capitalization	$123,905	$115,052	$111,827	$119,262	$64,576
Common shares outstanding	9,110,676	9,094,986	9,084,277	9,069,363	4,892,143

Selected ratios:

Return on average stockholders’ equity	9.89%	10.17%	10.59%	(17.47)%	2.77%

Adjusted return on average stockholders’ equity (1)	10.01%	10.13%	11.88%	4.09%	3.06%

Return on average tangible stockholders’ equity (1)	13.29%	13.78%	14.50%	(23.87)%	3.10%

Adjusted return on average tangible stockholders’ equity (1)	13.45%	13.73%	16.27%	5.59%	3.43%

Return on average assets	0.96%	0.97%	0.98%	(1.67)%	0.24%

Adjusted return on average assets (1)	0.97%	0.96%	1.10%	0.39%	0.26%

Stockholders’ equity to total assets	9.69%	9.59%	9.26%	9.13%	8.42%

Efficiency ratio (2)	69.89%	71.46%	69.28%	100.39%	80.85%

Nonperforming assets to loans, net, and foreclosed assets	0.91%	0.89%	0.90%	0.85%	1.26%

Net charge-offs to average loans, net	0.07%	0.05%	0.08%	0.04%	0.03%

Allowance for loan losses to loans, net	0.71%	0.68%	0.70%	0.66%	0.96%

Earning assets yield (FTE) (3)	4.93%	4.67%	5.05%	4.67%	4.22%

Cost of funds	0.96%	0.89%	0.80%	0.74%	0.76%

Net interest spread (FTE) (3)	3.97%	3.78%	4.25%	3.93%	3.46%

Net interest margin (FTE) (3)	4.15%	3.94%	4.38%	4.05%	3.57%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Nine Months Ended	Sept 30 2018	Sept 30 2017
Interest income:
Interest and fees on loans:
Taxable	$35,424	$14,991
Tax-exempt	699	361
Interest and dividends on investment securities:
Taxable	1,616	1,607
Tax-exempt	243	140
Dividends		3
Interest on interest-bearing deposits in other banks	361	78
Interest on federal funds sold	20	12
Total interest income	38,363	17,192

Interest expense:
Interest on deposits	5,162	2,021
Interest on short-term borrowings	30	197
Interest on long-term debt	562	228
Total interest expense	5,754	2,446
Net interest income	32,609	14,746
Provision for loan losses	615	1,734
Net interest income after provision for loan losses	31,994	13,012

Noninterest income:
Service charges, fees and commissions	4,146	899
Commissions and fees on fiduciary activities	671	92
Wealth management income	572	631
Mortgage banking income	527	434
Life insurance investment income	584	254
Net gain (loss) on sale of investment securities available-for-sale	40	106
Total noninterest income	6,540	2,416

Noninterest expense:
Salaries and employee benefits expense	15,575	8,521
Net occupancy and equipment expense	3,142	1,895
Amortization of intangible assets	656	306
Net cost of operation of other real estate owned	30	161
Other expenses	8,882	4,488
Total noninterest expense	28,285	15,371
Income (loss) before income taxes	10,249	57
Income tax expense (benefit)	1,863	44
Net income (loss)	$8,386	$13
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$(1,539)	$1,708
Reclassification adjustment for (gain) loss included in net income	(40)	(106)
Change in pension liability
Income tax expense (benefit) related to other comprehensive income (loss)	(331)	544
Other comprehensive income (loss), net of income taxes	(1,248)	1,058
Comprehensive income (loss)	$7,138	$1,071

Per common share data:
Net income (loss):
Basic	$0.92	$0.03
Diluted	$0.92	$0.03
Average common shares outstanding:
Basic	9,089,636	4,002,165
Diluted	9,143,041	4,060,813
Cash dividends declared	$0.20	$0.41

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017
Interest income:
Interest and fees on loans:
Taxable	$11,957	$11,226	$12,241	$11,483	$5,717
Tax-exempt	230	235	234	239	146
Interest and dividends on investment securities available-for-sale:
Taxable	551	542	523	548	477
Tax-exempt	80	81	82	88	47
Dividends
Interest on interest-bearing deposits in other banks	181	101	79	43	31
Interest on federal funds sold		10	10		2
Total interest income	12,999	12,195	13,169	12,401	6,420

Interest expense:
Interest on deposits	1,885	1,723	1,554	1,468	821
Interest on short-term borrowings			30	33	112
Interest on long-term debt	194	192	176	173	75
Total interest expense	2,079	1,915	1,760	1,674	1,008
Net interest income	10,920	10,280	11,409	10,727	5,412
Provision for loan losses	225		390	1,000	610
Net interest income after provision for loan losses	10,695	10,280	11,019	9,727	4,802

Noninterest income:
Service charges, fees and commissions	1,267	1,651	1,228	1,138	270
Commissions and fees on fiduciary activities	226	235	210	252	31
Wealth management income	199	219	154	201	179
Mortgage banking income	168	189	170	226	205
Life insurance investment income	194	199	191	195	107
Net gain (loss) on sale of investment securities available-for-sale		40		(17)	43
Total noninterest income	2,054	2,533	1,953	1,995	835

Noninterest expense:
Salaries and employee benefits expense	5,032	5,221	5,322	6,675	2,928
Net occupancy and equipment expense	1,008	1,012	1,122	1,376	615
Amortization of intangible assets	215	220	221	232	71
Net cost (benefit) of operation of other real estate owned	29	2	(1)	11	(13)
Other expenses	3,057	2,953	2,872	4,895	1,566
Total noninterest expense	9,341	9,408	9,536	13,189	5,167
Income (loss) before income taxes	3,408	3,405	3,436	(1,467)	470
Income tax expense (benefit)	620	618	625	3,457	69
Net income (loss)	$2,788	$2,787	$2,811	$(4,924)	$401

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$(576)	$112	$(1,075)	$(237)	$(50)
Reclassification adjustment for (gain) loss included in net income		(40)		17	(43)
Change in pension liability				(54)
Income tax expense (benefit) related to other comprehensive income (loss)	(121)	15	(225)	(93)	(32)
Other comprehensive income (loss), net of income taxes	(455)	57	(850)	(181)	(61)
Comprehensive income (loss)	$2,333	$2,844	$1,961	$(5,105)	$340
Per common share data:
Net income (loss):
Basic	$0.30	$0.31	$0.31	$(0.55)	$0.08
Diluted	$0.30	$0.31	$0.31	$(0.55)	$0.08
Average common shares outstanding:
Basic	9,100,616	9,089,011	9,079,043	8,994,617	4,880,676
Diluted	9,156,931	9,134,248	9,137,706	8,994,617	4,945,456
Cash dividends declared	$0.10	$0.10	$0.00	$0.14	$0.14

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017
Net interest income:
Interest income
Loans, net:
Taxable	$11,957	$11,226	$12,241	$11,483	$5,717
Tax-exempt	291	298	296	362	221
Total loans, net	12,248	11,524	12,537	11,845	5,938
Investments:
Taxable	551	542	523	548	477
Tax-exempt	102	102	104	133	71
Total investments	653	644	627	681	548
Interest on interest-bearing balances in other banks	181	101	79	43	31
Federal funds sold		10	10		2
Total interest income	13,082	12,279	13,253	12,569	6,519
Interest expense:
Deposits	1,885	1,723	1,554	1,468	821
Short-term borrowings			30	33	112
Long-term debt	194	192	176	173	75
Total interest expense	2,079	1,915	1,760	1,674	1,008
Net interest income	$11,003	$10,364	$11,493	$10,895	$5,511

Yields on earning assets:
Loans, net:
Taxable	5.32%	5.02%	5.46%	4.99%	4.40%
Tax-exempt	3.25%	3.29%	3.23%	3.91%	3.94%
Total loans, net	5.24%	4.95%	5.38%	4.94%	4.38%
Investments:
Taxable	2.82%	2.82%	2.76%	2.65%	3.17%
Tax-exempt	2.83%	2.77%	2.66%	3.04%	4.90%
Total investments	2.82%	2.81%	2.74%	2.71%	3.33%
Interest-bearing balances with banks	2.14%	1.50%	1.36%	0.97%	1.35%
Federal funds sold		1.56%	1.55%		1.71%
Total earning assets	4.93%	4.67%	5.05%	4.67%	4.22%
Costs of interest-bearing liabilities:
Deposits	0.88%	0.81%	0.72%	0.67%	0.67%
Short-term borrowings			1.67%	1.39%	1.32%
Long-term debt	5.89%	5.87%	5.41%	5.17%	4.16%
Total interest-bearing liabilities	0.96%	0.89%	0.80%	0.74%	0.76%
Net interest spread	3.97%	3.78%	4.25%	3.93%	3.46%
Net interest margin	4.15%	3.94%	4.38%	4.05%	3.57%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017
Assets:
Cash and due from banks	$13,310	$13,139	$14,396	$9,413	$8,425
Interest-bearing balances in other banks	43,505	23,481	40,724	16,373	10,741
Federal funds sold			4,729
Investment securities available-for-sale	97,102	87,908	88,773	93,201	56,874
Loans held for sale	598	873	610	254	519
Loans, net	915,529	939,887	934,190	955,971	560,187
Less: allowance for loan losses	6,472	6,401	6,515	6,306	5,404
Net loans	909,057	933,486	927,675	949,665	554,783
Premises and equipment, net	18,427	18,542	18,714	18,631	12,163
Accrued interest receivable	3,066	2,786	2,865	3,237	1,995
Goodwill	24,754	24,754	24,754	24,754	5,079
Other intangible assets, net	3,721	3,935	4,155	4,376	1,099
Other assets	43,193	42,900	43,771	43,703	29,701
Total assets	$1,156,733	$1,151,804	$1,171,166	$1,163,607	$681,379

Liabilities:
Deposits:
Noninterest-bearing	$162,385	$170,232	$157,011	$155,895	$76,214
Interest-bearing	858,379	847,490	881,594	870,585	498,736
Total deposits	1,020,764	1,017,722	1,038,605	1,026,480	574,950
Short-term borrowings				6,000	37,250
Long-term debt	13,019	13,091	13,160	13,233	6,503
Accrued interest payable	503	449	466	468	213
Other liabilities	10,416	10,075	10,535	11,170	5,084
Total liabilities	1,044,702	1,041,337	1,062,766	1,057,351	624,000

Stockholders’ equity:
Preferred stock
Common stock	100,999	100,790	100,660	100,476	45,427
Capital surplus	356	424	422	423	243
Retained earnings	13,503	11,625	9,747	6,936	12,848
Accumulated other comprehensive income (loss)	(2,827)	(2,372)	(2,429)	(1,579)	(1,139)
Total stockholders’ equity	112,031	110,467	108,400	106,256	57,379
Total liabilities and stockholders’ equity	$1,156,733	$1,151,804	$1,171,166	$1,163,607	$681,379

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017
Assets:
Loans, net:
Taxable	$891,455	$897,085	$908,574	$913,623	$515,494
Tax-exempt	35,478	36,374	37,153	36,750	22,246
Total loans, net	926,933	933,459	945,727	950,373	537,740
Investments:
Taxable	77,573	77,061	76,952	82,180	59,612
Tax-exempt	14,288	14,784	15,836	17,345	5,746
Total investments	91,861	91,845	92,788	99,525	65,358
Interest-bearing balances with banks	33,553	27,067	23,607	17,615	9,143
Federal funds sold		2,568	2,617	48	465
Total earning assets	1,052,347	1,054,939	1,064,739	1,067,561	612,706
Other assets	97,377	99,492	98,503	101,120	52,770
Total assets	$1,149,724	$1,154,431	$1,163,242	$1,168,681	$665,476

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$850,492	$853,986	$875,985	$873,596	$483,648
Noninterest-bearing	163,142	166,828	149,123	150,515	77,819
Total deposits	1,013,634	1,020,814	1,025,108	1,024,111	561,467
Short-term borrowings			7,297	9,403	33,707
Long-term debt	13,060	13,124	13,205	13,271	7,151
Other liabilities	11,208	10,573	9,996	10,053	5,700
Total liabilities	1,037,902	1,044,511	1,055,606	1,056,838	608,025
Stockholders’ equity	111,822	109,920	107,636	111,843	57,451
Total liabilities and stockholders’ equity	$1,149,724	$1,154,431	$1,163,242	$1,168,681	$665,476

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017
At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,780	$2,070	$2,629	$1,745	$1,765
Accruing restructured loans	4,663	4,693	5,310	5,478	5,168
Accruing loans past due 90 days or more	225	1,536	393	693
Foreclosed assets	668	90	92	236	144
Total nonperforming assets	$8,336	$8,389	$8,424	$8,152	$7,077

Three months ended:
Allowance for loan losses:
Beginning balance	$6,401	$6,515	$6,306	$5,404	$4,834
Charge-offs	189	166	226	142	42
Recoveries	35	52	45	44	2
Provision for loan losses	225		390	1,000	610
Ending balance	$6,472	$6,401	$6,515	$6,306	$5,404

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended:	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017
Adjusted net income (loss) per common share:
Net income (loss)	$2,788	$2,787	$2,811	$(4,924)	$401
Dividends on preferred stock
Net income (loss) available to common stockholders	2,788	2,787	2,811	(4,924)	401
Undistributed loss (income) allocated to preferred stockholders
Income (loss) allocated to common stockholders	2,788	2,787	2,811	(4,924)	401
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		32		(11)	28
Add: Acquisition related expenses, net of tax	34	22	342	2,177	70
Add: Tax Cuts and Jobs Act tax expense				3,888
Net income (loss) Adjusted	$2,822	$2,777	$3,153	$1,152	$443

Average common shares outstanding	9,100,616	9,089,011	9,079,043	8,994,617	4,880,676
Adjusted net income (loss) per common share	$0.31	$0.31	$0.35	$0.13	$0.09

Tangible book value:
Total stockholders’ equity	$112,031	$110,467	$108,400	$106,256	$57,379
Less: Goodwill	24,754	24,754	24,754	24,754	5,079
Less: Other intangible assets, net	3,721	3,935	4,155	4,376	1,099
Total tangible stockholders’ equity	$83,556	$81,778	$79,491	$77,126	$51,201

Common shares outstanding	9,110,676	9,094,986	9,084,277	9,069,363	4,892,143
Tangible book value per share	$9.17	$8.99	$8.75	$8.50	$10.47

Adjusted return on average stockholders’ equity:
Net income (loss) GAAP	$2,788	$2,787	$2,811	$(4,924)	$401
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		32		(11)	28
Add: Acquisition related expenses, net of tax	34	22	342	2,177	70
Add: Tax Cuts and Jobs Act tax expense				3,888
Net income (loss) Adjusted	$2,822	$2,777	$3,153	$1,152	$443

Average stockholders’ equity	$111,822	$109,920	$107,636	$111,843	$57,451
Adjusted return on average stockholders’ equity	10.01%	10.13%	11.88%	4.09%	3.06%

Return on average tangible equity:
Net income (loss) GAAP	$2,788	$2,787	$2,811	$(4,924)	$401

Average stockholders’ equity	$111,822	$109,920	$107,636	$111,843	$57,451
Less: average intangibles	28,578	28,800	29,021	30,013	6,213
Average tangible stockholders’ equity	$83,244	$81,120	$78,615	$81,830	$51,238

Return on average tangible stockholders’ equity	13.29%	13.78%	14.50%	(23.87)%	3.10%

Adjusted return on average tangible stockholders’ equity:
Net income (loss) GAAP	$2,788	$2,787	$2,811	$(4,924)	$401
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		32		(11)	28
Add: Acquisition related expenses, net of tax	34	22	342	2,177	70
Add: Tax Cuts and Jobs Act tax expense				3,888
Net income (loss) Adjusted	$2,822	$2,777	$3,153	$1,152	$443

Average stockholders’ equity	$111,822	$109,920	$107,636	$111,843	$57,451
Less: average intangibles	28,578	28,800	29,021	30,013	6,213
Average tangible stockholders’ equity	$83,244	$81,120	$78,615	$81,830	$51,238

Adjusted return on average tangible stockholders’ equity	13.45%	13.73%	16.27%	5.59%	3.43%

Adjusted return on average assets:
Net income (loss) GAAP	$2,788	$2,787	$2,811	$(4,924)	$401
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		32		(11)	28
Add: Acquisition related expenses, net of tax	34	22	342	2,177	70
Add: Tax Cuts and Jobs Act tax expense				3,888
Net income (loss) Adjusted	$2,822	$2,777	$3,153	$1,152	$443

Average assets	$1,149,724	$1,154,431	$1,163,242	$1,168,681	$665,476
Adjusted return on average assets	0.97%	0.96%	1.10%	0.39%	0.26%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Nine months ended:	Sept 30 2018	Sept 30 2017
Adjusted net income per common share:
Net income (loss)	$8,386	$13
Dividends on preferred stock		(371)
Net income available to common stockholders	8,386	(358)
Undistributed loss allocated to preferred stockholders		475
Income allocated to common stockholders	8,386	117
Adjustments:
Less: Gains on sale of investment securities, net of tax	31	70
Add: Acquisition related expenses, net of tax	398	248
Add: Tax Cuts and Jobs Act of 2017 tax expense
Net income (loss) Adjusted	$8,753	$295

Average common shares outstanding	9,089,636	4,002,165

Adjusted net income (loss) per common share	$0.96	$0.08